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                                                                     EXHIBIT 2.2

                     IRREVOCABLE ACKNOWLEDGMENT AND WAIVER

     THIS IRREVOCABLE ACKNOWLEDGMENT AND WAIVER (this "Waiver"), dated as of December 15, 2000, is entered into by and among Mattson Technology, Inc., a Delaware corporation ("Mattson"), and STEAG Electronic Systems AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("STEAG").

                                   RECITALS
                                   --------

     A. Mattson and STEAG entered into a Strategic Business Combination Agreement dated as of June 27, 2000, as amended by the Amendment to Strategic Business Combination Agreement dated as of December 15, 2000 (the "SBCA"), which provides that the transactions contemplated thereby (the "Strategic Business Combination") shall close no earlier than 24:00/0:00 hours on December 31, 2000/January 1, 2001.

     B. Pursuant to Section 2.8(c) of the SBCA, if certain enumerated conditions are satisfied prior to the Closing, then Mattson and STEAG shall each execute and deliver to the other an irrevocable acknowledgment and waiver, in form and substance reasonably satisfactory to the parties, acknowledging or waiving satisfaction of certain conditions to such party's obligations to consummate the Strategic Business Combination, and waiving certain termination rights of such party otherwise provided in Section 8.1 of the SBCA. This Waiver is delivered in satisfaction of Section 2.8(c) of the SBCA.

     C. Concurrently with delivery of this Waiver, the parties are delivering or causing delivery of various closing certificates and other documents intended to satisfy certain of the conditions set forth in Sections 7.2 and 7.3 of the SBCA.

     D. The CFM Early Satisfaction Date Actions are being taken simultaneously with delivery of this Waiver.

     NOW, THEREFORE, in consideration of the foregoing, the undersigned agree as follows:

     1. Mattson and STEAG hereby jointly and irrevocably acknowledge the satisfaction of, and waive any further need to satisfy, the closing conditions set forth in Sections 7.1(a), (c), and (e) of the SBCA.

     2. Mattson hereby irrevocably (i) acknowledges the satisfaction of, and waives any further need to satisfy, the closing conditions set forth in Section 7.1(d) and Section 7.2 of the SBCA, except to the extent of the remaining conditions to the obligations of Mattson set forth in paragraph 4 of this Waiver, and (ii) waives all of Mattson's termination rights set forth in Section
8.1 of the SBCA, with the exception of subsections (a), (b) and (c) of Section 8.1.

     3. STEAG hereby irrevocably (i) acknowledges the satisfaction of, and waives any further need to satisfy, the closing conditions set forth in Section 7.1(f) and Section 7.3 of the SBCA, except to the extent of the remaining conditions to the obligations of STEAG set forth in

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paragraph 5 of this Waiver, and (ii) waives all of STEAG's termination rights set forth in Section 8.1 of the SBCA, with the exception of subsections (a), (b) and (c) of Section 8.1.

     4. The obligation of Mattson to consummate the Strategic Business Combination under the SBCA shall remain subject to the condition that Mattson receives the following at the Closing, except as may be waived by Mattson in writing:

          (a) The share certificates evidencing the STEAG Shares, and any documents and instruments required for the notarization and transfer of the STEAG Shares under German or other applicable law.

          (b) Written evidence reasonably satisfactory to Mattson (e.g., stock certificates, official extracts from company registers, and stock transfer agreements) that Newco has become the owner of all of the Foreign Subsidiary Shares in the manner described in Section 1.1 of the SBCA.

          (c) Written evidence reasonably satisfactory to Mattson (e.g., stock certificates and stock powers) that U.S. Newco has become the owner of all of the outstanding capital stock of each of the U.S STEAG Subsidiaries in the manner described in Section 1.2 of the SBCA.

          (d) Written evidence reasonably satisfactory to Mattson (e.g. resolutions certified to have been adopted by the relevant board of directors) that the STEAG RTP Systems Inc. 401(k) Savings Plan has been terminated effective prior to the Closing Date.

          (e) The written resignations of directors of the STEAG Subsidiaries required by Section 7.2(i) of the SBCA.

          (f) If applicable, an instrument of assignment, in form mutually acceptable to the parties, evidencing assignment from STEAG to an affiliate of Mattson (as designated by Mattson in accordance with Section 6.13(c) of the SBCA) of intercompany indebtedness between STEAG and the STEAG Subsidiaries (other than Excluded Indebtedness), equal in amount to the principal amount of the Mattson Secured Note.

          (g) Executed copies of each of the Transition Services Agreements contemplated by Section 6.23 of the SBCA (executed by STEAG and, if applicable, by each relevant STEAG Subsidiary).

          (h) An executed copy of the Slovakia General Supply Contract contemplated by Section 6.23 of the SBCA (executed by STEAG and by STEAG Electronic Systems spol. s r.o.).

     5. The obligation of STEAG to consummate the Strategic Business Combination under the SBCA shall remain subject to the condition that STEAG receives the following at the Closing, except as may be waived by STEAG in writing:

          (a) One or more share certificates evidencing the Mattson Shares, in such denominations as requested by STEAG prior to the Closing.

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          (b) The Mattson Secured Note, the stand-by letters of credit, bank guarantees and the other instruments required by Section 7.3(l) of the SBCA, and $100,000 in cash.

          (c) Written evidence reasonably satisfactory to STEAG that Mattson has taken the actions required under Section 6.16 of the SBCA, and that Mattson has caused the amendments to its Certificate of Incorporation, as approved by its stockholders at the special meeting of stockholders held on November 8, 2000, to become effective under Delaware law.

          (d) Written evidence reasonably satisfactory to STEAG that Mattson has taken all action necessary to grant the options contemplated by Section 6.11 of the SBCA, other than delivery of such options to the employees (which shall be done as soon as reasonably practicable following the Closing), and other than the granting of options to employees of the STEAG Subsidiaries in Japan, Korea and the U.K., subject to the last sentence of Section 6.11 of the SBCA.

          (e) Written evidence reasonably satisfactory to STEAG that the Mattson Shares have been approved for listing by NASDAQ upon official notice of issuance.

          (f) A copy, executed by Mattson, of the Transition Services Agreement relating to patent services.

     6. Notwithstanding the other provisions of this Waiver, each party remains obligated to perform and comply with all of its covenants and obligations in the SBCA. Other than with respect to the waivers of conditions to their respective obligations to consummate the Strategic Business Combination and the waivers of the specified termination rights, neither party waives any of its rights with respect to any breach by the other party of any representation, warranty, covenant or obligation under the SBCA, or any of the remedies it would be entitled to seek for such breach from and after the Closing. In the case of breaches of representations and warranties under Article III and Article IV of the SBCA, any such breaches shall, from and after the date hereof, be subject to the terms of Article IX ("Indemnification") of the SBCA.

     7. Terms used in this Waiver and not otherwise defined herein have the meanings set forth in the SBCA.

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     This Waiver may be executed in counterparts, each of which may be treated as an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Irrevocable Acknowledgment and Waiver Agreement as of the day and year first above written.

MATTSON TECHNOLOGY, INC.          STEAG ELECTRONIC SYSTEMS AG


By: /S/ Brad Mattson              By: /S/ ppa Lockowandt
    --------------------------        ----------------------------------------
    Brad Mattson, Chairman and        Dr. Peter Lockowandt, General Counsel
    Chief Executive Officer



                                  By: /S/ R.Thaler
                                      ----------------------------------------
                                      Dr. Rolf Thaler, Chief Financial Officer

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